UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2009
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW,
Washington, District of Columbia	20016

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Fannie Mae (formally known as the Federal National Mortgage Association) adopted new compensation arrangements for Fannie Mae’s executive officers on December 16, 2009, subject to the approval of the Federal Housing Finance Agency (“FHFA”), our conservator and regulator. Subsequently, on December 22, 2009, FHFA, in consultation with the U.S. Department of the Treasury (“Treasury”), approved these new compensation arrangements, which are described below.
2009 Compensation Arrangements
For 2009, compensation arrangements for Fannie Mae’s executive officers primarily consist of the following components of direct compensation:
•	An annual base salary.

•	Deferred pay, which generally will be paid in four equal quarterly installments in March, June, September and December 2010.

•	In the event that the executive officer and Fannie Mae achieve performance measures established by Fannie Mae and approved by FHFA, a long-term incentive award, payable in cash, with 50% of the award payable in 2010 and the remaining 50% of the award payable in 2011. Except for Fannie Mae’s Chief Compliance Officer, the actual amount of each executive officer’s 2009 long-term incentive award will be based on individual and corporate performance for 2009, as determined by Fannie Mae’s Board of Directors and as approved by the Director of FHFA. For 2009, the corporate goals against which performance will be measured are: (1) being a recognized leader in the housing recovery by providing liquidity to the mortgage market and helping to prevent foreclosures (which includes objectives relating to volume of borrowers assisted, administration of the Making Home Affordable Program and market share); (2) protecting taxpayers, achieving our mission and building a more streamlined, high-performing company (which includes objectives relating to administrative expenses, Treasury capital infusions, housing goals and operational and cultural enhancements); and (3) measuring, managing and reducing enterprise risk more effectively. In the case of Fannie Mae’s Chief Compliance Officer, business unit performance will be substituted for corporate performance in determining the amounts of his long-term incentive award and any other performance-based award.
Any deferred pay and long-term incentive awards payable to executive officers that joined Fannie Mae or were promoted to their positions during 2009 will be prorated from the date they first provided services to Fannie Mae or were promoted to their positions, as applicable. In addition, for executive officers who joined Fannie Mae in 2009, deferred pay will not be paid until at least one year after the date they first provided services to Fannie Mae.
The senior preferred stock purchase agreement with Treasury prohibits Fannie Mae from issuing common stock in connection with any new compensation arrangements without Treasury’s prior consent. Accordingly, our 2009 compensation program provides for cash amounts payable over time and based on corporate and individual performance.
The following table sets forth the annual base salary rate, annual deferred pay and the target annual long-term incentive award for 2009 for Fannie Mae’s Chief Executive Officer, Chief Financial Officer and certain additional executive officers (including Fannie Mae's named executive officers for 2008 who continue to serve as executive officers).

			2009 Target Annual
			Long-Term Incentive
	2009 Annual Base	2009 Annual Deferred	Award (Payable Based
Name and Title	Salary Rate	Pay (1)	on Performance) (2)
Michael J. Williams(3) President and Chief Executive Officer	$900,000	$3,100,000	$2,000,000
David M. Johnson(4) Executive Vice President and Chief Financial Officer	$650,000	$1,700,000	$1,150,000
Kenneth J. Bacon(5) Executive Vice President—Housing and Community Development	$475,000	$1,125,000	$800,000
David C. Benson(6) Executive Vice President—Capital Markets	$500,000	$1,369,667	$930,333
David C. Hisey(7) Executive Vice President and Deputy Chief Financial Officer	$425,000	$1,045,000	$730,000
Timothy J. Mayopoulos(8) Executive Vice President, General Counsel and Corporate Secretary	$500,000	$1,469,667	$980,333
Kenneth J. Phelan(9) Executive Vice President and Chief Risk Officer	$500,000	$1,369,667	$930,333

(1)	Except for Messrs. Williams, Mayopoulos and Phelan, deferred pay is payable in four equal installments in March, June, September and December 2010. Messrs. Williams’, Mayopoulos’ and Phelan’s deferred pay will be adjusted to reflect Mr. Williams’ promotion to President and Chief Executive Officer on April 21, 2009 and the dates Messrs. Mayopoulos and Phelan began providing services to Fannie Mae during 2009, as described in footnotes 3, 8 and 9 below.

(2)	Actual amounts awarded could be higher or lower than the target amount. The target long-term incentive awards for Messrs. Williams, Mayopoulos and Phelan will be adjusted to reflect Mr. Williams’ promotion to President and Chief Executive Officer on April 21, 2009 and the dates Messrs. Mayopoulos and Phelan began providing services to Fannie Mae during 2009, as described in footnotes 3, 8 and 9 below.

(3)	Mr. Williams has been Fannie Mae’s President and Chief Executive Officer since April 21, 2009 and prior to that time he was Fannie Mae’s Executive Vice President and Chief Operating Officer. Each component of Mr. Williams’ compensation included in this table reflects his new annual compensation arrangements for his role as Fannie Mae’s President and Chief Executive Officer and is applicable only from April 21, 2009, the date on which he became Fannie Mae’s President and Chief Executive Officer. The compensation Mr. Williams will receive for his service in 2009 will be prorated to reflect the portion of the year he served as Fannie Mae’s Executive Vice President and Chief Operating Officer and the portion of the year he served as Fannie Mae’s President and Chief Executive Officer. Mr. Williams’ applicable compensation arrangements for January 1, 2009 through April 20, 2009, during which time he was Fannie Mae’s Executive Vice President and Chief Operating Officer, consist of an annual base salary of $676,000, annual deferred pay of $2,324,000 and a target annual long-term incentive award of $1,500,000.

(4)	Mr. Johnson’s base salary rate is retroactive to January 1, 2009. Mr. Johnson’s 2009 base salary, 2009 deferred pay and 2009 target long-term incentive award set forth in this table replace and supersede Mr. Johnson’s 2009 salary, 2009 cash bonus target and 2009 long-term incentive award target described in Fannie Mae’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 1, 2008.

(5)	Mr. Bacon’s 2009 base salary rate has been reduced from his 2008 base salary rate. Because Mr. Bacon has been paid at his higher 2008 base salary rate during 2009, the difference will be deducted from his 2009 deferred pay as set forth in this table.

(6)	Mr. Benson’s base salary rate is retroactive to January 1, 2009.

(7)	Mr. Hisey’s base salary rate is retroactive to January 1, 2009.

(8)	Mr. Mayopoulos’ base salary rate is retroactive to April 21, 2009, the date on which he became an employee of Fannie Mae. The deferred pay and target long-term incentive award for Mr. Mayopoulos for 2009 will be prorated to reflect that portion of 2009 that he provided services to Fannie Mae, beginning on February 17, 2009 as a consultant.

(9)	Mr. Phelan’s base salary rate is retroactive to April 21, 2009, the date on which he became an employee of Fannie Mae. The deferred pay and target long-term incentive award for Mr. Phelan for 2009 will be prorated to reflect that portion of 2009 that he provided services to Fannie Mae, beginning on March 1, 2009 as a consultant.
Under previously existing contractual arrangements, Messrs. Williams, Bacon, Benson and Hisey are eligible to receive an additional payment pursuant to Fannie Mae’s 2008 Retention Program. Any such payment will be made in February 2010 and will be determined based on Fannie Mae’s performance against the 2009 corporate goals described above. No executive officer hired since September 2008, including Messrs. Johnson, Mayopoulos and Phelan, is a participant in this program. For more information on the 2008 Retention Program, see our Form 10-K for the year ended December 31, 2008 filed with the SEC on February 26, 2009.
2010 Compensation Arrangements
For 2010, direct compensation for Fannie Mae’s executive officers will consist of the following three components:
•	An annual base salary.

•	Deferred pay, which generally will be paid in four equal quarterly installments in March, June, September and December 2011. Deferred pay for 2010 will be 50% service-based and 50% performance-based, rather than 100% service-based as in 2009. The performance-based portion of deferred pay will be based on Fannie Mae’s performance against corporate goals established for 2010 (or business unit performance in the case of Fannie Mae’s Chief Compliance Officer), as determined by Fannie Mae’s Board of Directors and as approved by the Director of FHFA.

•	A long-term incentive award, payable in cash, with 50% of the award payable in 2011 and the remaining 50% of the award payable in 2012. The actual amount of each executive officer’s 2010 long-term incentive award will be based on individual and corporate performance (or business unit performance in the case of Fannie Mae’s Chief Compliance Officer), as determined by Fannie Mae’s Board of Directors and as approved by the Director of FHFA. The first installment payment of the 2010 long-term incentive award will be based on corporate goals established for 2010. The second installment payment of the 2010 long-term incentive award will be based on corporate goals established for both 2010 and 2011.

Any deferred pay and long-term incentive awards payable to executive officers that join Fannie Mae or are promoted to their positions during 2010 will be prorated from the date they first provide services to Fannie Mae or are promoted to their positions, as applicable. In addition, for executive officers who join Fannie Mae in 2010, deferred pay will not be paid until at least one year after the date they first provided services to Fannie Mae.
In addition:
•	Fannie Mae will limit perquisites for its executive officers to no more than $25,000 per year effective January 1, 2010. The Director of FHFA, in consultation with Treasury, may approve of exceptions to the $25,000 limit on perquisites on a case-by-case basis. In connection with this decision to limit perquisites, Fannie Mae will no longer fund universal life insurance coverage for its current and retired executive officers, including Herbert Allison, Fannie Mae’s former President and Chief Executive Officer.

•	Fannie Mae will freeze benefit accruals in the Executive Pension Plan for all participants, including Messrs. Williams and Bacon, effective December 31, 2009.
Effect of Termination of Employment on Deferred Pay and Long-Term Incentive Awards
In general, an executive officer must continue to be employed to receive payments of deferred pay or the long-term incentive award, and will forfeit any unpaid amounts upon termination of his or her employment. Exceptions to this general rule apply in the case of an executive officer’s death or retirement, and may apply in the event Fannie Mae terminates the executive officer’s employment other than for cause.
•	Death. In the event an executive officer’s employment is terminated due to his or her death, his or her estate will receive the remaining installment payments of his or her deferred pay for the prior year, as well as a pro rata portion of his or her deferred pay for the current year, based on time worked during the year. In addition, his or her estate will receive any remaining installment payment of his or her long-term incentive award for a completed performance year and a pro rata portion of his or her long-term incentive award for the current performance year, based on time worked during the year.
•	Retirement. If an executive officer retires from Fannie Mae at or after age 65 with at least 5 years of service, he or she will receive the remaining installment payments of his or her deferred pay for the prior year. In addition, he or she will receive any remaining installment payment of his or her long-term incentive award for a completed performance year.
•	Termination by Fannie Mae. If Fannie Mae terminates an executive officer’s employment other than for cause, the Board of Directors may determine, subject to the approval of FHFA in consultation with Treasury, that he or she may receive certain unpaid deferred pay or long-term incentive awards.

Clawback Provisions
Fannie Mae’s executive officers’ compensation will be subject to certain “clawback” provisions, with certain limited exceptions, effective immediately.
•	Materially Inaccurate Information. If an executive officer has been granted deferred pay or incentive payments based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, he or she will forfeit or must repay amounts granted in excess of the amounts the Board of Directors determines would likely have been granted using accurate metrics.
•	Termination for Cause. If Fannie Mae terminates an executive officer’s employment for cause, he or she will immediately forfeit all deferred pay and incentive payments that have not yet been paid. Fannie Mae may terminate an executive officer’s employment for cause if it determines that the officer has: (a) materially harmed Fannie Mae by, in connection with the officer’s performance of his or her duties for Fannie Mae, engaging in gross misconduct or performing his or her duties in a grossly negligent manner, or (b) been convicted of, or pleaded nolo contendere with respect to, a felony.
•	Subsequent Determination of Cause. If an executive officer’s employment with Fannie Mae was not terminated for cause, but the Board of Directors later determines, within a specified period of time, that he or she could have been terminated for cause and that the officer’s actions materially harmed the business or reputation of Fannie Mae, the officer will forfeit or must repay, as the case may be, deferred pay and incentive payments received by the officer to the extent the Board of Directors deems appropriate under the circumstances. The Board of Directors may require the forfeiture or repayment of all deferred pay and incentive payments so that the officer is in the same economic position as if he or she had been terminated for cause as of the date of termination of his or her employment.
•	Effect of Willful Misconduct. If an executive officer’s employment: (a) is terminated for cause (or the Board of Directors later determines that cause for termination existed) due to either (i) willful misconduct by the officer in connection with his or her performance of his or her duties for Fannie Mae or (ii) the officer has been convicted of, or pleaded nolo contendere with respect to, a felony consisting of an act of willful misconduct in the performance of his or her duties for Fannie Mae and (b) in the determination of the Board of Directors, this has materially harmed the business or reputation of Fannie Mae, then, to the extent the Board of Directors deems it appropriate under the circumstances, in addition to the forfeiture or repayment of deferred pay and incentive payments described above, the executive officer will also forfeit or must repay, as the case may be, deferred pay and annual incentives or long-term awards paid to him or her in the two-year period prior to the date of termination of his or her employment or payable to him or her in the future. Misconduct is not considered willful unless it is done or omitted to be done by the officer in bad faith or without reasonable belief that his or her action or omission was in the best interest of Fannie Mae.
A copy of the terms of these clawback provisions is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference. The description of the clawback provisions contained herein is qualified in its entirety by reference to the full text of the provisions filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION
By:	/s/ Michael J. Williams
	Name:	Michael J. Williams
	Title:	President and Chief Executive Officer

Date: December 23, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Compensation Repayment Provisions